                                                                   EXHIBIT 10.33

                              [RENAISSANCERE LOGO]

                   NOTICE OF REDUCTION OF THE L/C COMMITMENTS

January 12, 2005

Wachovia Bank, National Association,
as Administrative Agent
Financial Institutions Group
301 South College Street, DC-5
Charlotte, North Carolina 28288-0760
Attn:  Will Goley

Ladies and Gentlemen:

         Reference is made to the First Amended and Restated Reimbursement
Agreement dated as of March 31, 2004 among Renaissance Reinsurance Ltd.,
Renaissance Reinsurance of Europe, Glencoe Insurance Ltd. and DaVinci
Reinsurance Ltd., as Account Parties, RenaissanceRe Holdings Ltd., the Lenders
party thereto, Wachovia Bank, National Association, as Issuing Bank,
Administrative Agent and Collateral Agent, and National Australia Bank Ltd, ING
Bank N.V., London Branch and Barclays Bank PLC, each as Co-Documentation Agents
(as amended or otherwise modified from time to time, the "Reimbursement
Agreement"). Capitalized terms used herein without definition shall have the meanings given to them in the Reimbursement Agreement.

         Pursuant to Section 2.04 of the Reimbursement Agreement, this letter hereby serves as notice to the Administrative Agent that on January 18, 2005, the unused portion of the L/C Commitments shall be reduced by $150 million thereby reducing the Total Commitments under the letter of credit facility to
$850 million.

                                           Very truly yours,

                                           RENAISSANCERE HOLDINGS LTD.

                                           By:  /s/ Todd Fonner
                                                ----------------------------
                                                Todd Fonner
                                                Vice President and Treasurer